UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Symyx Technologies, Inc., a Delaware corporation (the “Company”), is filing this amendment to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 4, 2007 (the “Initial Form 8-K”), for the purpose of providing information not available at the time of the Initial Form 8-K.

The Company disclosed in the Initial Form 8-K the completion of the previously announced purchase of all of the outstanding capital stock of MDL Information Systems, Inc., a Delaware corporation, MDL Information Systems AG, a company organized under the laws of Switzerland, MDL Information Systems KK, a company organized under the laws of Japan, and MDL Information Systems (Sweden) AB, a company organized under the laws of Sweden (collectively the “MDL Group Companies”).  The Company also disclosed that it committed to a restructuring plan (the “Restructuring Plan”) that would result in a reduction of approximately 124 employees of the Company and the MDL Group Companies, comprised of approximately 104 positions in the United States and approximately 20 positions overseas.  At the time of the filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8−K with respect to the restructuring and other charges relating to severance and facilities costs.  Pursuant to Item 2.05 of Form 8−K, the Company is now filing an amended Form 8−K to announce its determination of such estimates.

(b) The Company’s estimate for each major type of cost associated with the Restructuring Plan is approximately as follows:

As a result of the restructuring plan, the Company estimates that it will record a restructuring charge of approximately $9 million substantially in the fourth quarter of fiscal 2007, consisting of approximately $8.5 million for severance costs, and $0.5 million for other charges related to the restructuring plan. Of this total, approximately $8 million will be charged to goodwill and substantially all of the remaining balance will be charged to the Company’s financial results in the fourth quarter of fiscal 2007. The Company estimates that approximately $6 million of the restructuring charge will be paid in cash during the fourth quarter of fiscal 2007; the remaining balance of $3 million will be paid in cash during the first half of fiscal 2008. The Company expects to substantially complete the Restructuring Plan in the fourth quarter of fiscal 2007. The restructuring-related charge that the Company expects to incur is subject to a number of assumptions, and actual results may materially differ.

This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the Company’s ability to obtain the capital necessary to fund its operations on acceptable terms; the possibility that the Company may require more cash than anticipated for its operating or restructuring activities; the Company’s need to retain skilled employees and consultants; and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and other periodic filings with the SEC. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: October 30, 2007	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and
Chief Financial Officer